EARNINGS CALL 3rd Quarter 2021 OCTOBER 22, 2021

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; our ability to successfully integrate and operate AmeriHome; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended September 30, 2021. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

3rd Quarter 2021 | Financial Highlights

Earnings & Profitability	Q3-21	Q2-21	Q3-20
Net Income	$236.9	$223.8	$135.8
Net Revenue	$548.5	$506.5	$305.3
Pre Provision Net Revenue[1]	$317.1	$277.4	$181.2
EPS – Adjusted[1]	$2.30	$2.29	$1.36
Net Interest Margin	3.43%	3.51%	3.71%
Efficiency Ratio[1]	41.5%	44.5%	39.7%
ROAA	1.83%	1.86%	1.66%
ROTCE[1]	26.6%	28.1%	18.7%
Balance Sheet & Capital			
Total Loans	$34,802	$30,026	$25,993
Total Deposits	$45,283	$41,921	$28,843
CET1 Ratio	8.7%	9.2%	10.0%
TCE Ratio[1]	6.9%	7.1%	8.9%
Tangible Book Value per Share[1]	$34.67	$32.86	$29.03
Asset Quality			
Provision for (Recovery of) Credit losses	$12.3	$(14.5)	$14.6
Net Charge-Offs	$3.0	$0.1	$8.2
Net Charge-Offs/Avg. Loans	0.04%	0.00%	0.13%
Total Loan ACL/Funded Loans	0.80%	0.88%	1.37%
NPAs[2]/Total Assets	0.17%	0.20%	0.47%

Dollars in millions, except EPS

Highlights

Net Income
$236.9 million

EPS
$2.28
EPS, Adjusted[1] $2.30

PPNR[1] Growth
Q3: $39.7 million
75% YoY

ROTCE[1]
26.6%

Loan Growth
Q3: $4.8 billion
34% YoY

Deposit Growth
Q3: $3.4 billion
57% YoY

Tangible Book Value PER SHARE[1]
$34.67
19% YoY

NPAs[2]/ Total Assets
0.17%

Western Alliance Bancorporation®

1) Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.

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Quarterly Income Statement

	Q3-21		Q2-21	Q3-20
Net Interest Income	**$410.4**	1	**$370.5**	**$284.7**
Mortgage Banking Related Activity	123.2		111.2	-
Other	14.9		24.8	20.6
Non-Interest Income	**$138.1**	2	**$136.0**	**$20.6**
Net Revenue	**$548.5**		**$506.5**	**$305.3**
Salaries and Employee Benefits	(133.5)	3	(128.9)	(78.8)
Deposit Costs	(7.3)		(7.1)	(3.2)
Other	(90.6)		(93.1)	(42.1)
Non-Interest Expense, Adjusted[1]	**$ (231.4)**		**$ (229.1)**	**$ (124.1)**
Pre-Provision Net Revenue[1]	**$317.1**		**$277.4**	**$181.2**
(Provision for) Recovery of Credit Losses	(12.3)	4	14.5	(14.6)
Pre-Tax Income, Adjusted[1]	**$304.8**		**$291.9**	**$166.6**
Income Tax, Adjusted[1]	(66.0)	5	(55.4)	(30.8)
Net Income before Merger/Restructure Exp.[1]	**$238.8**		**$236.5**	**$135.8**
Merger/Restructure Expense, Net of Tax	(1.9)		(12.7)	0.0
Net Income	**$236.9**		**$223.8**	**$135.8**
Diluted Shares	**103.9**		**103.4**	**100.1**
Earnings Per Share	**$2.28**		**$2.17**	**$1.36**
Merger/Restructure Expense per Share	0.02		0.12	0.00
Earnings Per Share - Adjusted[1]	**$2.30**	6	**$2.29**	**$1.36**

Dollars in millions, except EPS

Q3 2021 Highlights

1. **Net Interest Income increased $39.9 million,** primarily from interest income on loan growth and Loans HFS, partially offset by increased interest expense from Q2-21 Subordinated Debt and Credit Linked Note issuances

2. **Non-Interest Income increase driven by $12 million rise in Mortgage Banking Related Income**
   - $19.1 billion loan production in Q3 (56.1% purchase / 43.9% refinance), down 6.0% compared to Q2
   - Gain on Sale margin of 51bps in Q3, compared to 64bps in Q2
   - $47.2 billion in servicing portfolio UPB

3. **Salaries and Employee Benefits increased $4.6 million** due to one full quarter with AMH employees and an increase in incentive compensation

4. **Provision for Credit Losses of $12.3 million** primarily due to loan growth

5. **Income Tax, Adjusted[1] of $66 million** as growth in taxable income is outpacing growth in tax exempt income

6. **AmeriHome contributed $0.58 to EPS,** compared to $0.39 in Q2

Western Alliance Bancorporation®

1) Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

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Total Investments and Yield Interest Bearing Deposits and Cost Total Loans and Yield Deposits, Borrowings & Cost of Liability Funding Net Interest Drivers 5 • Loan yields decreased 20bps following continued mix shift into residential loans and slight reduction in non-CRE loan yields • Yield on PPP loans of 3.88%, increased from 3.63% in Q2 • Yield on Loans Held for Sale of 3.35%, increased from 3.21% in Q2 • Cost of interest-bearing deposits decreased 1bps, however, total cost of funds increased 1bps to 0.28% due to subordinated debt and CLN issuances during Q2-21 $15.8 $18.5 $20.9 $21.8 $24.2 $13.0 $13.4 $17.5 $20.1 $21.1 0.28% 0.22% 0.19% 0.27% 0.28% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 $15.8 $18.5 $20.9 $21.8 $24.2 0.31% 0.25% 0.22% 0.22% 0.21% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 $4.7 $5.5 $7.9 $7.8 $7.7 2.79% 2.61% 2.37% 2.47% 2.46% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Non-Interest Bearing Deposits Total Borrowings Dollars in billions, unless otherwise indicated Q3 2021 Highlights $26.0 $27.1 $28.7 $30.0 $34.8 $6.5 4.47% 4.67% 4.59% 4.48% 4.28% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Loans Loans, HFS $4.5

Net Interest Income

Net Interest Income, NIM, and Average Earning Assets

Dollars in millions


$284.7
$314.8
$317.3
$370.5
$410.4
3.79%
3.71%
3.84%
3.80%
3.37%
3.29%
3.51%
3.51%
3.43%
3.40%
$31,272
$33,408
$39,099
$43,248
$48,423
Q3-20
Q4-20
Q1-21
Q2-21
Q3-21
Net Interest Income
NIM ex. PPP
Net Interest Margin
Avg. Int. Earning Assets

Average Earning Assets & Average Yield

Dollars in billions


3.97%
4.04%
3.55%
3.77%
3.70%
$31.3
$1.9 6%
$4.4 14%
$25.0 80%
$33.4
$2.4
$5.0
$26.0
$39.1
$5.9
$6.5
$26.7
$43.2
$1.9 4%
$7.8 18%
$5.3 13%
$28.2 65%
$48.4
$1.9 4%
$7.7 16%
$7.3 15%
$31.5 65%
Q3-20
Q4-20
Q1-21
Q2-21
Q3-21
Cash & Other
Securities
Loans Held for Sale
Loans
Average Yield

Q3 2021 Highlights

- **Net Interest Income increased $39.9 million**, or 10.8%, over prior quarter primarily due to growth in both Loans and Loans Held for Sale
  - Average Earning Assets grew $5.2bn or 12%
- NIM decreased 8bps, driven by lower Loan yields, partially offset by **deployment of excess liquidity into Loans and Loans HFS**
  - Cash / avg. earning assets decreased to 3.9%, compared to 4.4% in Q2
  - Avg. securities + cash / avg. earnings assets decreased to 20%, compared to 22% in Q2
  - Loans + Loans HFS / avg. earning assets increased to 80%, up from 77% in Q2
- Net PPP loan fees of $5.4 million recorded in Q3
  - $7.9 million of deferred loan fees remain to be recognized

Western Alliance Bancorporation®

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Expenses and Efficiency1 7 • Efficiency ratio1 decreased 300bps to 41.5% compared to the prior quarter and increased 180bps from the same period last year • Improvement in efficiency ratio1 as net revenue growth outpaced expense growth • Excluding PPP net loan fees and interest, efficiency ratio1 was 42.1% Non-Interest Expenses and Efficiency Ratio Dollars in millions $124.1 $132.2 $134.6 $229.1 $231.4 39.7% 38.2% 39.0% 44.5% 41.5% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Non-Interest Expenses Efficiency Ratio Q3 2021 Highlights 1)Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

Pre-Provision Net Revenue1, Net Income, and ROA 8 • PPNR1 increased $39.7 million from the prior quarter and $135.9 million, or 75.0%, from the same period last year • PPNR ROA1 increased 14 basis points from the prior quarter and 23 basis points from the same period last year • ROA decreased 3 basis points from the prior quarter and increased 17 basis points from the same period last year PPNR, Net Income & ROA Dollars in millions $181.2 $206.4 $202.4 $277.4 $317.1 $135.8 $193.6 $192.5 $223.8 $236.9 2.22% 2.37% 2.03% 2.31% 2.45% 1.66% 2.22% 1.93% 1.86% 1.83% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 PPNR Net Income PPNR ROA ROA Q3 2021 Highlights 1)Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

Consolidated Balance Sheet

	Q3-21	Q2-21	Q3-20
Investments & Cash	$8,614	$11,241	$6,120
Loans, HFS	6,534	4,465	21
Loans	34,802 [1]	30,026	25,993
Allowance for Loan Losses	(247)	(233)	(311)
Mortgage Servicing Rights	605	726	-
Goodwill and Intangibles	608	611	299
Other Assets	1,859	2,233	1,214
Total Assets	**$52,775**	**$49,069**	**$33,336**
Deposits	$45,283 [2]	$41,921	$28,843
Borrowings	2,068 [3]	1,755	$649
Other Liabilities	910	1,358	$620
Total Liabilities	**$48,261**	**$45,034**	**$30,112**
Shareholders' Equity	$4,514 [4]	$4,035	$3,224
Total Liabilities and Equity	**$52,775**	**$49,069**	**$33,336**
Tangible Book Value Per Common Share[1]	**$34.67** [5]	**$32.86**	**$29.03**

Dollars in millions

Q3 2021 Highlights

1. **Loans increased $4.8 billion, or 15.9%,** over prior quarter and $8.8 billion, or 33.9%, over prior year
2. **Deposits increased $3.4 billion, or 8.0%,** over prior quarter and $16.4 billion, or 57.0%, over prior year
3. **Borrowings increased $313 million** over prior quarter from $400 million in overnight borrowings, offset by $75 million Subordinated Debt redemption
4. **Shareholders' Equity increased $479 million** as a function of net income and a preferred stock offering of $300 million
5. **Tangible Book Value/Share[1] increased $1.81,** over prior quarter and $5.64, or 19.4%, over prior year

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Western Alliance Bancorporation®

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Five Quarter Loan Growth and Composition 10 $8.8 Billion Year-Over-Year Growth Quarter-over-quarter loan growth of $4.8 billion driven by (in millions): Residential & Consumer $2,332 C&I1 2,240 CRE, Non-OO 148 Construction & Land 87 Offset by decrease in: CRE, OO (31) Total $4,776 Year-over-year loan growth of $8.8 billion driven by (in millions): Residential & Consumer $5,071 C&I1 2,876 Construction & Land 643 CRE, Non-OO 436 Offset by decrease in: CRE, OO (217) Total $8,809 $13.7 $14.3 $15.1 $14.3 $16.5 $2.2 $2.2 $2.0 $2.0 $2.0 $5.4 $5.7 $5.7 $5.7 $5.9 $2.3 $2.4 $2.8 $2.9 $2.9 $2.4 $2.5 $3.1 $5.1 $7.5 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $26.0 $27.1 $28.7 $30.0 $34.8 Qtr. Change +$1.0 +$1.1 +$1.6 +$1.3 +$4.8 9.3% 8.8% 20.8% 8.5% 52.6% 47.5% 5.7% 16.8% 8.5% 21.5% Highlights 1) Includes Round 1 and Round 2 PPP loans of $624 million as of September 30, 2021. During Q3-21, PPP payoffs of approximately $240 million

$13.0 $13.5 $17.5 $20.1 $21.1 $3.5 $4.4 $3.9 $4.2 $5.0 $10.6 $12.4 $15.3 $15.8 $17.4 $1.7 $1.7 $1.7 $1.8 $1.8 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 11 $16.4 Billion Year-Over-Year Growth Quarter-over-quarter deposit growth of $3.4 billion driven by (in millions): Savings and MMDA $1,630 Non-Interest Bearing DDA 953 Interest-Bearing DDA 767 CD 12 Total $3,362 Year-over-year deposit growth of $16.4 billion driven by (in millions): Non-Interest Bearing DDA $8,045 Savings and MMDA 6,866 Interest-Bearing DDA 1,400 CDs 129 Total $16,440 Dollars in billions, unless otherwise indicated Total Deposits $28.8 $31.9 $38.4 $41.9 $45.3 Qtr. Change +$1.3 +$3.1 +$6.5 +$3.5 +$3.4 5.9% 36.7% 12.3% 45.1% 46.5% 11.0% 38.5% 4.0% Highlights

$477 $451 $474 $405 $364 1.83% 1.67% 1.65% 1.35% 1.05% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 $9 $2 $4 $4 $12 $126 $115 $114 $96 $78 $171 $107 $163 $138 $175 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Asset Quality 12 • Total Classified Assets of $265 million (50bps to Total Assets) increased $27 million in Q3 • Non-Performing Loans + OREO of $90 million (17bps to Total Assets) decreased by $10 million in Q3 • Borrowers remain stable, liquid and supported • Special Mention loans continue to decline from peak in September 2020 • Over last 5+ years, less than 1% of Special Mention loans have migrated to loss Special Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans Classified Accruing Loans $306 $224 $281 $238 SM to Funded Loans 0.92% 0.61% 0.65% 0.49% 0.50% 0.40% 0.32% 0.27% 0.20% 0.17% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Classified Assets to Total Assets Non-Performing Loans + OREO to Total Assets Q3 2021 Highlights $265

$8.8 $5.7 $2.1 $2.3 $3.3 ($0.6) ($1.8) ($0.7) ($2.2) ($0.3) $311 $279 $247 $233 $247 $44 $37 $33 $31 $32 $6 $7 $9 $6 $5 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Credit Losses and ACL Ratios 13 • Provision expense of $12.3 million, driven by strong loan growth • Total Loan ACL2 / Funded Loans decreased 8bps to 0.80% in Q3 as a result of loan growth in low loss segments • Excluding PPP at 0.82% • Total Loan ACL2 / NPL + Classified Loans of 110% • Net Charge-Offs of $3.0 million, 4bps, compared to $0.1 million, approximately 0bps, in Q2-21 Dollars in millions Allowance for Credit Losses Gross Charge-offs and Recoveries Loan ACL Adequacy Ratios Total Loan ACL2/Non-Performing Loans + Classified Loans Total Loan ACL/Funded Loans Allowance for Loan & Lease Losses Unfunded Loan Commits.1 HTM Securities Gross Charge Offs Recoveries 1.37% 1.17% 0.97% 0.88% 0.80% 112% 142% 101% 113% 110% 0.50% 1.50% 2.50% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Q3 2021 Highlights 1) Included as a component of other liabilities on the balance sheet. 2)Total Loan ACL includes allowance for unfunded commitments. Q3-20 Q4-20 Q1-21 Q2-21 Q3-21

Capital Accumulation 14 Common Equity Tier 1 • CET1 remains strong at 8.7% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased 20bps from the prior quarter to 6.9% due to continued balance sheet growth Regulatory Capital Levels • Exceed “well-capitalized” levels and have rebounded from initial impact of the AmeriHome transaction YTD Capital Actions • Issued $209 million of common stock to support the AmeriHome transaction • Issued $600 million of subordinated debt • Issued 700 thousand shares of common stock under at-the-market offering • Issued $242 million aggregate principal amount of senior unsecured credit linked notes • Issued $300 million of preferred stock • Redeemed $75 million of subordinated debt • Increased quarterly common stock cash dividend to $0.35 per share Robust Common Capital Levels Regulatory Capital 10.0% 9.9% 10.3% 9.2% 8.7%8.9% 8.6% 7.9% 7.1% 6.9% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 CET1 Ratio TCE/TA1 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures 9.3% 9.2% 8.8% 7.3% 7.9% 10.3% 10.2% 10.6% 9.4% 9.6% 13.0% 12.5% 12.6% 12.8% 12.6% Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Total RBC RatioTier 1 RatioLeverage Ratio Q1 Q2 Q3

Tangible Book Value Growth 15 Tangible Book Value per Share1 • TBVPS increased $1.81 to $34.67 from prior quarter • Increased 5.5% quarter-over-quarter, unannualized • Increased 19.4% year-over-year • 19.3% CAGR since year end 2015 • TBVPS has increased 2.5x that of peers over the last 5+ years • Quarterly common stock cash dividend of $0.35 per share Long-Term Growth in TBV per Share1 Highlights 1)Refer to slide 2 for further discussion of Non-GAAP financial measures 2)MRQ is Q3-21 for WAL and Q2-21 for WAL Peers Note: Peers consist of 29 major exchange traded US banks with total assets between $25B and $150B as of June 30, 2021, excluding target banks of pending acquisitions; S&P Global Market Intelligence. 176% 196% 63% 77% 2015 2016 2017 2018 2019 2020 MRQ WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2

Management Outlook Balance Sheet Growth Net Interest Income Pre-Provision Net Revenue Capital and Liquidity 16

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